UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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EMBASSY BANCORP, INC.
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Corporate Information Board of Directors Frank Banko III President, Warren Distributing Geoffrey F. Boyer, CFP Owner & Principal, Boyer Financial Group John P. Brew, Jr. Co-Chairman, Seifried & Brew LLC Independent Contractor, IPI Robert P. Daday Retired PPL Executive John G. Englesson President, zAxis Corporation Executive V.P. & Secretary, Integrity Business Services, LLC Elmer D. Gates Lead Director, Embassy Bancorp, Inc. and Embassy Bank for the Lehigh Valley M. Bernadette Holland, CFP Senior Vice President, Janney Montgomery Scott, LLC Bernard M. Lesavoy, Esquire Member/Partner, Lesavoy Butz & Seitz, LLC David M. Lobach, Jr. Chairman of the Board, CEO & President Embassy Bancorp, Inc. and Embassy Bank for the Lehigh Valley John C. Pittman President & CEO John C Pittman Sport Stars, Inc. John T. Yurconic President, JTY, Inc. President, Insurance Premium Financing Inc. Officers Executive Officers David M. Lobach, Jr. Chairman of the Board, CEO & President Judith A. Hunsicker Sr. Executive Vice President, COO, CFO, Secretary & Treasurer James R. Bartholomew Executive Vice President & SLO Commercial Lending Senior Vice Presidents David C. Arner, Cash Management Services Tracy A. Barker, Deposit Operations & Human Resources Desty A. Bonstein, Business Development Mark A. Casciano, Branch Administration Diane M. Cunningham, Consumer Lending Diane R. Effting, Commercial Lending Lynne M. Neel, Controller, Finance, Loan Operations & Assistant Secretary Terry M. Stecker, Commercial Lending Vice Presidents Michelle L. Barron, Deposit Operations Scott A. Karwacki, Credit Analysis Michael Lahanas, Business Development Michael Macy, Commercial Lending Tracy L. McCarthy, Loan Operations Brandi L. Stefanov, Branch Administration Jennifer A. Tropeano, Consumer Lending Kristin A. Wannisky, Marketing Timothy P. Woodbridge, Commercial Lending Assistant Vice Presidents Kathryn I. Wyant, Assistant Controller-Finance Molly A. Higgins, Operations Technology Bryan D. Lobach, Commercial Services Cynthia L. Morley, Commercial Lending Mary Beth Mulicka, Branch Administration Christine L. Pierce, Branch Administration Lisa M. Schmidt, Commercial Lending Debra A. Young, Business Development Heather Zoito, Branch Administration Assistant Treasurers Antonio A. Dias, Finance Gina Franco, Consumer Lending Jessica L. Kalavoda, Branch Administration Maria McGill, Deposit Operations & Human Resources Jessica S. Moyer, Branch Administration Maria P. Nace, Branch Administration Taryn M. Pell, Branch Administration Heather Pisulak, Credit Analysis Krystal Salce, Credit Analysis Katrina Zeigler, Loan Operations

Embassy Bancorp, Inc. Embassy Bancorp, Inc. (the “Company”) is a Pennsylvania corporation and registered bank holding company. It is the parent company of Embassy Bank For The Lehigh Valley (the “Bank”), a full service bank providing personal and business lending and deposit services through seven branch offices in the Lehigh Valley area of Pennsylvania. Transfer Agent Registrar and Transfer Company 10 Commerce Drive Cranford, NJ 07016 1-800-368-5948 Corporate Headquarters 100 Gateway Drive, Suite 100 P.O. Box 20405 Lehigh Valley, PA 18002-0405 610-882-8800 Fax: 610-691-5600 www.embassybank.com Annual Meeting The Annual Meeting of Embassy Bancorp, Inc. is scheduled for 5:30 PM, June 20, 2013 at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania. All shareholders are invited to join us for a reception immediately following the meeting. Form 10-K Request The Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available without charge at the Company’s website at www. embassybank.com or by contacting: Judith Hunsicker, Chief Operating Officer Embassy Bancorp, Inc. P.O. Box 20405 Lehigh Valley, PA 18002-0405 Market & Dividend Information Shares of Company common stock are traded overthe- counter under the symbol EMYB and in privately negotiated transactions. There is no established public trading market for shares of the Company’s common stock and the Company’s common stock is not listed on any national securities exchange. Quotations may be obtained by researching the stock symbol EMYB. Various Internet quotation services detail information about daily transaction volume and price. One such service is the OTC Markets (www.otcmarkets.com), which includes a list of market makers of Company common stock. On June 14, 2012, the Company declared an annual cash dividend of $0.04 per share. Dividend Reinvestment and Stock Purchase Plan The Company provides shareholders of record the opportunity to purchase shares of Company common stock through our Dividend Reinvestment and Stock Purchase Plan. Under the Plan, shareholders have the opportunity to use their cash dividends on some or all of their shares of Company common stock, as well as optional cash payments, to purchase additional shares of Company common stock. Eligibility to participate in the plan may be limited to certain jurisdictions, as determined in the discretion of the Company. To request a prospectus describing the plan, please contact the plan agent: Registrar and Transfer Company Dividend Reinvestment Department P.O. Box 664 Cranford, NJ 07016 Phone: 1-800-368-5948 Internet: www.rtco.com 2012 Annual Report

ALLENTOWN 1142 S Cedar Crest Blvd. (484) 223-0018 ALLENTOWN 4148 W Tilghman St. (484) 223-1782 TREXLERTOWN 6379 Hamilton Blvd. (610) 336-8034 BETHLEHEM 925 West Broad St. (484) 821-1210 BETHLEHEM 100 Gateway Dr. (610) 882-8800 SAUCON VALLEY Route 378 & Colesville Rd. (610) 332-2981 EASTON Easton-Nazareth Hwy. & Corriere Rd. (484) 536-1870 www.embassybank.com